Exhibit 99.1

DEL LABORATORIES, INC. COMPLETES MERGER WITH DLI ACQUISITION CORP.

UNIONDALE, N.Y., January 27, 2005 —- Del Laboratories, Inc. (“Del Labs”) (AMEX:DLI) today announced that it has completed the merger of Del Labs with DLI Acquisition Corp., a company affiliated with Kelso & Company. The transaction closed today following the approval last week of the merger by shareholders of Del Labs.

Under the terms of the Agreement and Plan of Merger dated July 1, 2004, each outstanding share of Del Labs common stock was converted into the right to receive $35 per share in cash. The total transaction is valued at approximately $480 million, including the repayment of indebtedness of approximately $70 million. As a result of the merger, Del Labs becomes a wholly owned subsidiary of DLI Holding II Corp., an affiliate of Kelso & Company, and ceases to be a publicly traded company.

With the merger completed, William McMenemy was named President and Chief Executive Officer; Charles J. Hinkaty was named Chief Operating Officer; Harvey Alstodt was named President of Global Business; and Enzo J. Vialardi remains Executive Vice President and Chief Financial Officer. As previously announced, with the closing of the transaction, Dan K. Wassong retired as the company’s Chairman, President and Chief Executive Officer.

Del Labs markets and manufactures cosmetics and over the counter pharmaceuticals. The Company’s two flagship brands, Sally Hansen and Orajel, are both leaders in their respective categories, and continue to build revenues and market share. Del Labs was represented by Peter J. Solomon Company as financial advisor for this transaction.

Certain statements in this press release may constitute “forward-looking statements” under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products; actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company’s estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting the Company and its market sensitive financial instruments including the Company’s qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; changes in the laws, regulations and policies, including changes in accounting standards, that effect, or will effect, us in the United States and/or abroad; and trends in the general economy. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Without limitation, use of the following words is intended to identify forward-looking statements: “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or “continue” or the negative thereof or other variations thereon. For further information on factors which could impact the Company and the statements contained herein, please refer to the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained or incorporated by reference therein and quarterly reports on Form 10-Q.

Filings with the Securities and Exchange Commission are available on the Company’s website at www.dellabs.com.

CONTACT:

Enzo J. Vialardi

Executive Vice President and Chief Financial Officer

Del Laboratories, Inc.

178 EAB Plaza

P.O. Box 9357

Uniondale, New York 11553-9357

(516) 844-2050